SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

         Date of Report (Date of Earliest Event Reported): June 24, 2005
                                                           ------------

                             ARETE INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Colorado                 33-16820-D               84-1508638
     ---------------------------     ------------         -------------------
    (State or other jurisdiction     (Commission           (I.R.S.  Employer
          of incorporation)          File Number)          Identification No.)


              7102 La Vista Place Suite 100, Niwot, Colorado 80503
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number including area code: (303) 652-3113
                                                           --------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report):


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)]
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)]

Item 1.01 Entry Into a Material Definitive Agreement

Acquisition by Subsidiary of Certain Mineral Interests from an Affiliate of Subsidiary's President

On June 24, 2005, Colorado Oil and Gas, Inc. ("COG") a majority owned subsidiary of Arete Industries, Inc., the registrant, entered into a Mineral Purchase Agreement (the "Agreement") to acquire a pool of Oil and Gas Interests, consisting of Mineral Interests and Overriding Royalty Interests under certain producing oil and gas wells in Colorado, Texas, Wyoming and Oklahoma, from an affiliate of COG's President and Chairman for a gross purchase price of $200,000 (the "Purchase Price.") The Agreement is dated effective July 1, 2005 (the "Effective Date.") The Purchase Price is payable in the form of a Secured Promissory Note in that amount at 12% simple interest, payable interest only for 12 months from the Effective Date. Interest payments may be deferred for 120 days if COG lacks sufficient revenue to make the payments before such non-payment would be considered an event of default. The Secured Promissory Note will be tendered on the Effective Date of the Agreement in exchange for Mineral Assignment Agreements including the Mineral Interests. Because the transaction was not considered made at arm's length, the Agreement provides for adjustment of the Purchase Price upward or downward to reflect actual value of the Mineral Interest as determined by an independent appraisal to be made by COG's Consulting Petroleum Engineer. The Agreement provides that the Purchase Price will be adjusted to a minimum of $150,000 and a maximum of $250,000 based on the appraisal. In the event that the appraised value is less than $150,000, COG can reject the purchase without penalty, or accept the value at $150,000, which would become the adjusted Purchase Price, and Principal Amount of the Secured Promissory Note; and if the appraised value exceeds $250,000, COG will increase the Purchase Price and correspondingly the Principal Amount of the Secured Promissory Note to no more than $250,000 without further obligation to the Seller. On or a reasonable time after the Effective Date, the Mineral Interests will be Assigned to COG through Mineral Assignment Agreements, and will be pledged against the Secured Promissory Note, secured by appropriate forms of Mineral Mortgages, that all will be recorded in the counties and states in which the Mineral Interests are situated.

COG will begin receiving production payments from the Mineral Interests after July 1, 2005 forward. Default provisions in the Agreement provide that in the event that COG is liquidated, files for or is adjudicated a bankrupt, or other event of insolvency, the Mineral Interests will be reconveyed to the Seller in exchange for cancellation of the Secured Promissory Note, except in the case that COG has made any advance principal payments in excess of 30% of the Principal Amount of the Note, as adjusted, in which event COG has the right to liquidate the Mineral Interests and retain the proceeds less the outstanding Principal Balance plus any accrued interest through the date of the reconveyance on default. COG has the right to resell the Mineral Interests at any time subject to a first right of refusal by the Seller to match any bona fide third party offer within a set time frame set forth in the Agreement.


The disclosure under this Item 1.01 provides summary information of the definitive Agreement as specified in the required disclosure under Item 1.01 of Form 8-K promulgated by the Securities and Exchange Commission, and is qualified the detailed provisions of the definitive Mineral Purchase Agreement and Schedule of Properties which have been contemporaneously submitted by Registrant as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.  Other Events.

The Registrant, on June 24, 2005, issued a Press Release disclosing that it has entered into an Agreement to purchase the Mineral Interests described in Item
1.01 of this Current Report. The Registrant voluntarily submits a copy of the referenced Press Release hereto as an exhibit under Item 601 (20) of Regulation SB and incorporates it herein by reference. The terms and conditions and other information required under this Current Report, under Item 1.01 pertaining to the Agreement is disclosed in that Item and the Exhibit 99.1 included in this Current Report.

                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARETE INDUSTRIES, INC.

Date:    June 30, 2005                       By:   /s/ THOMAS P. RAABE
                                             -------------------------
                                             Thomas P. Raabe, President,
                                             Chief Executive Officer, and
                                             Chairman of the Board of Directors



                                  EXHIBIT INDEX


      Exhibit Number                Description
      --------------                -----------------------------------------

         10.1 Mineral Interest Purchase Agreement dated June 24, 2005 and Schedules thereto.

         99.1                       Press Release dated June 24, 2005.